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                                                                    EXHIBIT 23.2


                           CONSENT OF DAVID BONDERMAN


  Pursuant to Rule 438 of the Securities Act of 1933, as amended, I hereby consent to the references to me in the Prospectus, which is part of this Registration Statement, regarding my serving as a director of Zilog, Inc. under the circumstances described therein.



                                              /s/ DAVID BONDERMAN
                                        -------------------------------
                                                David Bonderman

San Francisco, California
December 3, 1997